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                   THIRD AMENDED CERTIFICATE OF DESIGNATION,
   CORRECTING AN ERROR IN THE SECOND AMENDED CERTIFICATE OF DESIGNATION AND
                  DESIGNATING THE VOTING POWERS, PREFERENCES
         AND RIGHTS OF A NEW SERIES B 8% CONVERTIBLE PREFERRED STOCK OF
                    SOUTH TEXAS DRILLING & EXPLORATION, INC.
                              A Texas Corporation

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             Jan 14, 1998
                                                        Corporations Section


         South Texas Drilling & Exploration, Inc., a Texas corporation (the "Corporation"), pursuant to Article 2.13 of the Business Corporation Act of the State of Texas, certifies that the Board of Directors of the Corporation at a meeting occurring December 18, 1997, at which a quorum was present and acting throughout, duly adopted the following resolution providing for a new Series B 8% Convertible Preferred Stock consisting of 184,615 shares.

         RESOLVED,

                                       I.

         All references to Series A 8% Convertible Preferred Stock in the Second Amended Certificate of Designation as having a par value of $2.00 per share is hereby corrected to $1.00 par value per share. In addition, Section 2(E)(1) is corrected in its entirety to read as follows: "(1) Payment. Holders of redeemed shares shall be paid in cash an amount equal to $2.00 plus cumulated but unpaid dividends, and no more."

                                      II.

                    SERIES B 8% CONVERTIBLE PREFERRED STOCK

         1.      Designation.  The series of Preferred Stock established by this resolution shall be designated "Series B 8% Convertible Preferred Stock," of which 184,615 shares shall be designated having a par value of $1.00 per share.
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         2.      Preferences, Limitations and Rights of Series B 8% Convertible
Preferred Stock.

         (A) General. Except as otherwise expressly provided by law, shares of Series B 8% Convertible Preferred Stock shall have only the preferences and relative rights expressly stated in this Certificate of Designation.

         (B)  Dividends.

                 (1) Amount; Time. Each share of Series B 8% Convertible Preferred Stock at the time outstanding shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends at the rate of 8% of the initial liquidation value of $16.25 for each share per annum and no more.

                 (2) Cumulativity. Dividends payable in respect of Series B 8% Convertible Preferred Stock shall accrue from day to day, whether or not earned or declared and shall be cumulative. Accumulation of dividends on the Series B 8% Convertible Preferred Stock shall not bear interest.

                 (3) Priority Over Common Stock; Restriction on Purchases of Common Stock. No dividend shall be declared or paid on the Corporation's Common Stock ("Common Stock"), unless any dividends on outstanding Series B 8% Convertible Preferred Stock for the current dividend period shall have been declared and paid. No Common Stock shall be purchased for cash or tangible assets by the Corporation so long as any Series B 8% Convertible Preferred Stock remains outstanding.





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         (C)  Liquidation Preference.  In the event of dissolution, liquidation, or winding up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts and after the payment to of the Liquidation Preference owing to the holders of the Corporation's Series A 8% Convertible Preferred Stock, but before any distribution to the holders of Common Stock, the holders of Series B Convertible Preferred Stock then outstanding shall be entitled to receive $16.25 per share, and an amount per share equal to cumulated but unpaid dividends in respect of such shares of Series B 8% Convertible Preferred Stock, and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Series B 8% Convertible Preferred Stock are insufficient to permit full payment to them, the entire remaining assets (after the payment of or provision for payment of debts and after the payment to of the Liquidation Preference owing to the holders of the Corporation's Series A 8% Convertible Preferred Stock) shall be distributed among the holders of the Series B 8% Convertible Preferred Stock. Neither the consolidation, merger, or reorganization of the Corporation with any other corporation or corporations, nor the purchase or redemption by the Corporation of any of its outstanding shares shall be deemed to be dissolution, liquidation, or winding up within the meaning of this paragraph.

         (D)  Redemption at Option of Corporation.

                 (1) Right; Method. All of the Series B Convertible Preferred Stock may be redeemed at or following the first





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anniversary of the issuance of any such Series B Convertible Preferred Stock at the option of the Corporation, by resolution of the Board of Directors, provided that (i) the Thirty Day Average Stock Transaction Price of the Corporation's Common Stock shall equal or exceed $5.00 for the Thirty Day Trading Period immediately preceding the sending of notice of redemption as provided below, and (ii) to the extent that any such redemption may occur during the three year period following the issuance of such Series B
Convertible Preferred Stock, during such Thirty Day Trading Period, the Corporation's Common Stock is listed on the NASDAQ Stock Market, the NASDAQ Small Cap quotation system, the American Stock Exchange or any successor to such trading exchanges. The "Thirty Day Average Stock Transaction Price" shall mean the average price, without regard to volume, of the last reported trade of the Corporation's Common Stock on any nationally recognized exchange or trading system such as the NASDAQ Electronic Bulletin Board or the inter-broker trading system commonly known as the "pink sheets". The "Thirty Day Trading Period" shall mean the period which consists of 30 consecutive days, whether or not any shares of Common Stock of the Corporation are actually traded in each of such days, when the exchanges or trading systems in which the Corporation's Common Stock is trading are open, without regard to weekends, holidays or other days when such exchanges or trading systems are closed.

                 (2) Notice. Notice shall be in writing and given to the holders of shares to be redeemed, either personally or by mail, not





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less than sixty nor more than ninety days before the date fixed for redemption.

         (E)  Manner of Payment Upon Any Redemption.

                 (1) Payment. Holders of redeemed shares shall be paid in cash an amount equal to $16.25 plus cumulated but unpaid dividends, and no more.

                 (2) Provision for Payment. On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (a) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (b) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $20,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay to the holders of the shares to be redeemed, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders of shares to be redeemed may be evidenced by a list certified by the Corporation (by its president or a vice president and by its secretary or an assistance secretary) or by its transfer agent. If the Corporation so provides for payment, then from and after the date fixed for redemption (a) the shares shall be deemed to be redeemed, (b) such setting aside or deposit shall be deemed to constitute full payment





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for the shares, (c) the shares shall no longer be deemed to be outstanding, (d)
the holders thereof shall cease to be shareholders with respect to such shares, and (e) the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates. Any interest accrued on funds so set aside or deposited shall belong to the Corporation. If the holders of the shares do not, within six years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders. If fewer than all outstanding shares of Series B Convertible Preferred Stock are to be redeemed, the Corporation shall determine which shares shall be redeemed by lot, pro rata, or other methods determined to be appropriate by the Corporation.

         (F) Status of Redeemed Shares. Shares of Series B 8% Convertible Preferred Stock which are redeemed shall be cancelled and shall be restored to the status of authorized but unissued shares.

         (G) Purchase. Except as specified in Section 2(B)(3) of this Designation, nothing herein shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.





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         (H)  Voting.  Each share of Series B 8% Convertible Preferred Stock shall have the same voting rights as the shares of the Corporation's Common Stock into which it may be converted.

         (I) Rights of Conversion. The holders of Series B 8% Convertible Preferred Stock shall have the conversion rights as follows:

                 (1)  Right to Convert.

                          (i) Initial Rights. Each share of Series B 8% Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any date fixed for redemption which applies to such share, at the office of the Corporation or any transfer agent for the Series B 8% Convertible Preferred Stock, into five shares of Common Stock in respect of each share of Series B 8% Convertible Preferred Stock and one share of Common Stock for each $1.625 of due but unpaid dividends on such share of Series B 8% Convertible Preferred Stock converted; provided, however, that the number of shares of Common Stock into which each share of Series B 8% Convertible Preferred Stock may be converted shall be subject to adjustment as follows:

                          (ii) Rights at Three Years. If, at the third anniversary of the date of issuance of any Series B 8% Convertible Preferred Stock, the Thirty Day Average Stock Transaction Price of Common Stock during the immediately preceding Thirty Day Trading Period (the "Three Year





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         Conversion Price") is below $3.25, the number of shares of Common
         Stock to be received upon conversion of each share of Series B 8% Convertible Preferred Stock shall be determined by dividing the sum of $16.25 by the Three Year Conversion Price, and to the extent of any due but unpaid dividends on shares of Series B 8% Convertible Preferred Stock converted, the amount of such due but unpaid dividends shall likewise be convertible into Common Stock at a rate of $1.625 or the amount of the Three Year Conversion Price, whichever is lesser, for each share of Common Stock (the "Three Year Conversion Rate").
         The Three Year Conversion Rate shall remain in effect thereafter unless adjusted at the 7th anniversary date of the issuance of any Series B 8% Convertible Preferred Stock.

                 (iii) Rights at Seven Years. If, at the seventh anniversary of the date of issuance of any Series B 8% Convertible Preferred Stock, the Thirty Day Average Stock Transaction Price of Common Stock during the immediately preceding Thirty Day Trading Period (the "Seven Year Conversion Price") is below the Three Year Conversion Price, the number of shares of Common Stock to be received upon conversion of each share of Series B 8% Convertible Preferred Stock shall be determined by dividing the sum of $16.25 by the Seven Year Conversion Price, and to the extent of any due but unpaid dividends on shares of Series B 8% Convertible Preferred Stock converted, the amount of such due but unpaid dividends shall likewise be convertible into Common Stock at





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         a rate of $1.625 or the amount of the Seven Year Conversion Price, whichever is lesser, for each share of Common Stock (the "Seven Year Conversion Rate"). The Seven Year Conversion Rate shall remain in effect at all times from and after the seventh anniversary date of the issuance of any Series B 8% Convertible Preferred Stock.

                 (iv) Conversion After Redemption Notice. In the event of a call for redemption of any shares of Series B 8% Convertible Preferred Stock, the conversion rights shall terminate as to the shares designated for redemption at the close of business on the date fixed for redemption, unless default is made in payment of the redemption price.

                 (2) Mechanics of Conversion. Before any holder of Series B 8% Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B 8% Convertible Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B 8% Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common





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Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B 8% Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversions shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                 (3) Adjustments in the Average Stock Transaction Price Thresholds and in the Number of Shares Issuable Upon Conversion. The Average Stock Transaction Price thresholds referred to in Section 2D, and 2I (the "Price Thresholds") and the number of shares of Common Stock issuable upon the conversion of Series B 8% Convertible Preferred Stock shall be subject to adjustments from time to time as follows:

                 (i) In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Stock Equivalents (including the





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         additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the shares of Common Stock into which the Series B 8% Convertible
         Preferred Stock may be converted shall include any such Stock Equivalents which may be issued from time to time to the same effect as if the Series B 8% Convertible Preferred Stock had been converted into shares of Common Stock on the date of its issuance. Likewise, the Price Thresholds shall as of such record date, apply to the Common Stock plus the Stock Equivalents issued in respect of such Common
         Stock on such record date.

                 (ii) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the conversion ratio for the Series B 8% Convertible Preferred Stock shall be appropriately adjusted so that the number of shares of Series B 8% Convertible Preferred Stock surrendered on conversion for each two shares of Common Stock to be issued shall be increased in proportion to such decrease in outstanding shares of Common Stock. Likewise, the Price Thresholds shall be increased in proportion to such decrease in outstanding shares of Common Stock.

                 (iii) In the case of any reorganization of the Corporation or consolidation of the Corporation with or any merger of the Corporation with or into another entity or in





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         case of any sale or transfer to another entity of the property of the
         Corporation as an entirety or substantially as an entirety, the corporation or other entity resulting from such reorganization, or consolidation or surviving such merger or to which such sale or transfer shall be made, as the case may be, shall make suitable provisions so that the Series B 8% Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of common stock or other securities or property receivable upon such reorganization, consolidation, merger, sale or transfer by the holder of the number of shares of Common Stock into which such shares of Series B 8% Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer. Likewise, the Price Thresholds shall apply to the shares of common stock or other securities or property receivable upon such reorganization, merger, consolidation, sale or transfer, as appropriately adjusted to reflect the amount of common stock or other securities or property received by a holder of one share of Common Stock upon such reorganization, merger, consolidation, transfer or sale. The provisions of this subparagraph (iii) shall similarly apply to successive reorganizations, consolidations, mergers, sales or transfers.

                 (iv) In the event that the Corporation effects a split, subdivision of its Common Stock, or in the event that the number of shares of its Common Stock is decreased by a





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         combination of the outstanding shares of Common Stock, the Price
         Thresholds shall be appropriately adjusted so that the Price Thresholds are raised or decreased in proportion to the number of outstanding shares of the Corporation's Common Stock resulting from such split, subdivision or combination as compared to the number of shares of Common Stock outstanding immediately prior to such split, subdivision or combination.

         3. No Senior Capital Stock Authorized as to Dividend Priority or Liquidation. The Corporation shall not authorize or issue, or obligate itself to authorize or issue, any other equity security senior to the Series B 8% Convertible Preferred Stock as to priority of payment of dividends or liquidation preference.


         IN WITNESS WHEREOF, said South Texas Drilling & Exploration, Inc. has caused this Certificate to be signed by Wm. Stacy Locke, its President, and attested by Mary Lou Kilgore, its Secretary, this 9th day of January, 1998.


                                           SOUTH TEXAS DRILLING &
                                           EXPLORATION, INC.



                                           By: /s/ WM. STACY LOCKE
                                              --------------------------------
                                               Wm. Stacy Locke, President


ATTEST:



/s/ MARY LOU KILGORE
--------------------------------
Mary Lou Kilgore, Secretary





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